STOCK CANCELLATION AGREEMENT

THIS AGREEMENT made, entered into and effective as of November 1, 2007 (the “Effective Date”).

BY AND BETWEEN:

UOMO Media Inc. a company duly incorporated under the laws of the State of Nevada (the "Company")

AND:

Douglas McClelland of 36C-1525 Coal Harbour Quay, Vancouver, British Columbia, V6G 3E7, Canada (the "Shareholder")

WHEREAS Shareholder acknowledges that he is the registered holder of 143,773,872 common shares (the "UOMO Shares”) in the capital stock of the Company;

AND WHEREAS the parties agree that it would be in the best interests of the other shareholders of the Company for the Shareholder to return certain of the UOMO Shares to treasury for cancellation (the “Stock Cancellation”);

AND WHEREAS the parties hereto acknowledge that the primary purpose for the Stock Cancellation would be to minimize the dilution of the Company in the event that the Company issued further shares in consideration of future financings, acquisitions or other significant business transactions involving stock issuances, and to increase the potential availability of such financings and transactions to the Company;

NOW THEREFORE IN CONSIDERATION of the mutual covenants and agreements hereinafter contained and for other good and valuable consideration (the receipt and sufficiency of which is acknowledged by each party), the parties agree:

1. Shareholder shall immediately return to treasury for cancellation 83,296,672 of the UOMO Shares; and

2. Shareholder shall not be paid any compensation from the Company for the Stock Cancellation and that the sole consideration for this cancellation consists of the additional value of Shareholder’s remaining shares that Shareholder believes may be created by engaging in the Stock Cancellation as a result of additional financing and transaction opportunities being available to the Company after the Stock Cancellation occurs.

UOMO Media Inc.

Douglas McClelland

/s/ Jueane Thiessen

/s/ Douglas McClelland

(Authorized signature)

Douglas McClelland

Name: Jueane Thiessen

Title: Chief Financial Officer